Exhibit 5.1

April 25, 2022

Boston Omaha Corporation

1601 Dodge Street, Suite 3300

Omaha, Nebraska 68012

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Boston Omaha Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”) in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), of up to $500,000,000 of the Company’s (a) debt securities (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on our about the date of first issuance of the Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company (the “Indenture”); (b) preferred stock (the “Preferred Stock”), (c) Class A common stock, par value $0.001 per share (the “Class A common stock”), and (d) warrants to purchase shares of our Class A common stock, our Class B common stock, par value $0.001 per share, or Preferred Stock or Debt Securities (the “Warrants”). The Debt Securities, the Preferred Stock, the Class A common stock and the Warrants are collectively referred to herein as the “Securities.”

In addition to the foregoing, there are being registered under the Registration Statement 8,297,039 shares of Common Stock (the “Selling Stockholder Shares”) that may be sold by certain stockholders of the Company (the “Selling Stockholders”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. We are acting as counsel for the Company in connection with the registration for resale by the Selling Stockholders of the Selling Stockholder Shares.

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company of the Securities, which may be offered pursuant to Rule 415 under the Act and the resale by the Selling Stockholders of the Selling Stockholder Shares.

Boston Omaha Corporation

April 25, 2022

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Act; (e) an appropriate Prospectus Supplement or term sheet will have been filed with the SEC describing the Securities offered thereby by the Company or the Selling Stockholders; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s); (g) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto; (h) any Debt Securities that may be issued will be issued in a form that complies with the Indenture, and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Company and of the trustee named therein; and (i) at the time of any issuance of Preferred Stock or Class A common stock or Securities convertible into, exchangeable, redeemable or exercisable for Preferred Stock or Class A common stock, there will be sufficient authorized but unissued shares of Preferred Stock or Class A common stock, as applicable, reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created. We have assumed that the terms of the Securities have been duly authorized and created by the Company, and that the terms of the Securities have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Securities are governed and the performance of such parties’ obligations thereunder, will not, breach, violate, conflict with or constitute a default under (1) the organizational documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject (excepting the General Corporation Law of the State of Delaware (the “DGCL”) and the federal securities laws of the United States of America as such laws apply to the Company and the transaction pursuant to which the Securities are offered), (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We also assume that at the time of issuance of the Securities the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of Delaware and that the Company will have duly authorized the issuance of the Securities and related matters. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others.

Our opinion in paragraph 5 below, insofar as it relates to the Selling Stockholder Shares being fully paid, is based solely on an officer’s certificate of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

We are members of the bar of the Commonwealth of Massachusetts, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the DGCL and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

Boston Omaha Corporation

April 25, 2022

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

1. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act; (c) the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (d) the Offered Debt Securities have been duly authorized, executed and delivered against payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Securities) when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act; (c) the adoption and filing with the Secretary of State of the State of Delaware of a Certificate of Designation for the Offered Preferred Shares in accordance with the DGCL has duly occurred and (d) if certificated, certificates in the form required under the DGCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any other Securities registered on the Registration Statement), when issued and sold in accordance with the purchase agreement, will be legally issued, fully paid and nonassessable.

3. With respect to any shares of Class A common stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act; and (c) if certificated, certificates in the form required under the DGCL representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Class A common stock duly issued upon conversion, exchange or exercise of any other Securities registered on the Registration Statement), when issued and sold in accordance with the purchase agreement, will be legally issued, fully paid and nonassessable.

Boston Omaha Corporation

April 25, 2022

4. With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Company’s Board of Directors has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Warrant Agreement, and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 74 Business Lawyer 815 (Summer 2019).

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

Boston Omaha Corporation

April 25, 2022

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Gennari Aronson, LLP GENNARI ARONSON, LLP